Exhibit 23

               Consent of Independent Certified Public Accountants

               We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44769) of Nobility Homes, Inc. of our report dated December 30, 2001 relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida
February 1, 2002